SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2005

U.S. RESTAURANT PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13089	75-2687420
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

12240 Inwood Road, Suite 300, Dallas, Texas 75244

(972) 387-1487

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

On February 24, 2005, U. S. Restaurant Properties, Inc. (the “Company”) issued a press release to report the sale of certain Company assets and operations located in the state of Hawaii to Aloha Petroleum, Ltd. The release is furnished as Exhibit 99.1 hereto. The $6.2 million sale is for the Company’s gas station business and terminal interest in Hawaii. The Company will retain ownership of the 11 properties located in Hawaii, which will be leased and operated by Aloha. The transaction is contingent upon the customary due diligence and close of the merger with CNL Restaurant Properties, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RESTAURANT PROPERTIES, INC.

By:	/s/ STACY M. RIFFE
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

Date: February 24, 2005